UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 15, 2012

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	001-32295	20-0442384
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 136285, 68 TW Alexander Drive Research Triangle Park, North Carolina		27709
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:

(919) 636-4530

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 12, 2012, Adherex Technologies Inc. (the “Company”) held an annual meeting of shareholders (the “Meeting”).  The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1. The following five (5) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert C. Andrade	22,994,176	1,216	Not Applicable
David Lieberman	22,994,176	1,216	Not Applicable
Chris Rallis	22,994,176	1,216	Not Applicable
Rostislav Raykov	22,994,176	1,216	Not Applicable
Steven Skolsky	22,994,176	1,216	Not Applicable

2. The resolution to re-appoint Deloitte & Touche LLP as independent public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors  to fix their remuneration was approved based on the following vote:

Votes For	25,139,215
Votes Withheld	166
Abstentions	22
Broker Non-Votes	Not Applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adherex Technologies Inc.

Dated: June 15, 2012	By:	/s/ Robert Andrade
Robert Andrade, Chief Financial Officer

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